AMENDMENT NO. 1 TO

PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO PURCHASE AGREEMENT (this “Amendment No. 1”) is entered into as of July 13, 2006 by and among THULE AB, a company organized under the laws of the Kingdom of Sweden (“Purchaser”), ADVANCED ACCESSORY HOLDINGS CORPORATION, a Delaware corporation (“AAHC”), AAS ACQUISITIONS, LLC, a Delaware limited liability company, CHAAS ACQUISITIONS, LLC, a Delaware limited liability company, and VALLEY INDUSTRIES, LLC, a Delaware limited liability company (collectively, “Sellers” and, together with AAHC and Purchaser, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties entered into the Purchase Agreement, dated as of May 17, 2006 (the “Purchase Agreement”), pursuant to which Purchaser agreed to purchase from Sellers, and Sellers agreed to sell to Purchaser, upon the satisfaction of certain conditions, the Acquired Business; and

WHEREAS, the Parties desire to amend the Purchase Agreement, as hereinafter more particularly set forth;

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Capitalized Terms. Capitalized terms used and not defined herein have the meanings assigned to them in the Purchase Agreement.

ARTICLE II

AMENDMENTS

Section 2.01.  Definitions.

a.  Section 1.1 of the Purchase Agreement shall be amended by inserting the definition of “Additional OpCo Tender Consideration” in alphabetical order as follows:

““Additional OpCo Tender Consideration” means an amount equal to one-half of the product of (x) the aggregate principal amount of the OpCo Notes tendered before the Consent Payment Deadline (as defined in the OpCo Tender documents) and (y) 1.75%”.

b.  Section 1.1 of the Purchase Agreement shall be amended by deleting the definition of “Cash Consideration” in its entirety and replacing it as follows:

““Cash Consideration” means the Base Price minus the sum of (i) the Aggregate OpCo Note Tender Price, (ii) 101% of the aggregate outstanding principal balance of the OpCo Notes (after giving effect to the OpCo Tender), (iii) the Additional OpCo Tender Consideration and (iv) the aggregate outstanding balance (principal and interest) of (x) all other outstanding Indebtedness of the Sold Subsidiaries as of the Closing and (y) all other outstanding Indebtedness included in the Assumed Liabilities, subject to adjustment as provided in Section 2.10.”.

c.  Section 1.1 of the Purchase Agreement shall be amended by deleting the definition of “Closing Cash Payment” in its entirety and replacing it as follows:

““Closing Cash Payment” means (a) the sum of (i) the Base Price plus (ii) if a positive number, the Estimated Working Capital Differential, minus (b) the sum of (i) the Aggregate OpCo Note Tender Price, (ii) the Additional OpCo Tender Consideration, (iii) the Estimated Closing Indebtedness, (iv) if a negative number, the absolute value of the Estimated Working Capital Differential, and (v) the Disclosed Pre-Closing Product Related Credit.”.

Section 2.02.  OpCo Tender. Section 5.4(b) of the Purchase Agreement shall be hereby amended by deleting it in its entirety and replacing it as follows:

Sellers shall cause AAHC to commence, and thereafter to use commercially reasonable efforts to complete, (i) a combined tender offer and consent solicitation in respect of the HoldCo Notes (the “HoldCo Tender”) and (ii) a combined tender offer and consent solicitation in respect of the OpCo Notes (as may be amended from time to time, the “OpCo Tender”). In the HoldCo Tender and the OpCo Tender, the respective offerors will offer to purchase all of the outstanding Notes to which the tender offer relates on terms that require tendering noteholders to furnish written consents to amendments to the HoldCo Indenture (for notes tendered pursuant to the HoldCo Tender) (the “HoldCo Indenture Amendments”) and the OpCo Indenture (for notes tendered pursuant to the OpCo Tender) (the “OpCo Indenture Amendments”). The terms of the HoldCo Indenture Amendments and the OpCo Indenture Amendments shall be substantially as set forth on Schedule 5.4 to this Agreement with such changes as may reasonably be requested by the trustee under the HoldCo Indenture and the trustee under the OpCo Indenture and reasonably acceptable to Purchaser and Sellers. The other terms of the HoldCo Tender and the OpCo Tender shall be reasonably acceptable to Purchaser and shall include any terms reasonably requested by Purchaser; provided, that under no circumstances shall the price offered in the HoldCo Tender or the OpCo Tender (including consent solicitation fees) exceed 101% of accreted value of the notes (in the case of the HoldCo Tender) or 102.75% of principal amount of the notes (in the case of the OpCo Tender). The HoldCo Tender and the OpCo Tender shall be commenced promptly (and in any event within five Business Days) after Purchaser notifies Sellers that Purchaser expects that the condition described in Section 6.1(a) of this Agreement (regarding governmental clearances) will be obtained within the following 35 days. The conditions to the obligations of the offerors to accept and pay for notes tendered in response to the HoldCo Tender and the OpCo Tender will include (i) a condition that sufficient consents shall have been received and not rescinded for the HoldCo Indenture Amendments and the OpCo Indenture Amendments to become effective when the tendered notes are accepted for payment and (ii) a condition that upon acceptance of the tendered notes for payment, all of the conditions to Purchaser’s obligations under this Agreement (other than the conditions that by their terms cannot be satisfied until the Closing) shall have been satisfied or waived. The parties shall cooperate with each other in respect of the HoldCo Tender and the OpCo Tender, and in taking all actions reasonably required to cause the HoldCo Indenture Amendments and the OpCo Indenture Amendments to become effective, including providing any historical and pro forma financial information relating to the Acquired Business that the Sellers or Purchaser shall reasonably deem necessary or advisable for inclusion in the HoldCo Tender and the OpCo Tender documents and by obtaining confirmation from the HoldCo Indenture Trustee and the OpCo Indenture Trustee that the Trustee will execute and deliver counterparts of the Indenture supplements and other instruments giving effect to the HoldCo Indenture Amendments and the OpCo Indenture Amendments when the requisite amount of noteholder consents is obtained pursuant to the terms of the HoldCo Tender or the OpCo Tender, as applicable, and by causing the delivery to the Trustee of such certificates, legal opinions and other materials as the Trustee may require in accordance with the terms of the applicable Indentures. Sellers (on the one hand) and Purchaser (on the other) each shall bear 50% of the costs and expenses (other than the fees and other charges of their respective legal counsel and the amounts paid for the tendered HoldCo Notes and, other than as provided in this Agreement, OpCo Notes) incurred in connection with the HoldCo Tender and the OpCo Tender, including the fees payable by AAHC, AAS and AAS Capital Corporation to Jefferies & Company, Inc. in its capacity as dealer manager of the Holdco Tender and the OpCo Tender, and each promptly shall reimburse the other for such party’s share of those costs and expenses, but in no event later than the Closing.”

ARTICLE III

MISCELLANEOUS

Section 3.01.  Headings. The headings used in this Amendment No. 1 are for convenience only and are not to be considered in construing this Amendment No. 1.

Section 3.02.  Remainder of Agreement. Except as expressly amended hereby, the Purchase Agreement is in all respects ratified and confirmed by all of the parties hereto and the terms thereof shall remain in full force and effect, except as expressly provided herein, and no waiver or modification of the terms or conditions thereof is intended or to be inferred; provided, that Purchaser hereby acknowledges that the terms of the HoldCo Tender and the OpCo Tender, dated June 5, 2006, as amended from time to time, are acceptable to Purchaser and included all terms reasonably requested by Purchaser.

Section 3.03.  Counterparts. This Amendment No. 1 may be executed by manual or facsimile signature in counterparts, each of which shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument.

Section 3.04.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

Section 3.05.  Agreement Binding upon Successors and Assigns. Except as otherwise specifically provided, this Amendment No. 1 shall inure to the benefit of and shall be binding upon the successors and assigns of the respective Parties hereto.

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NYA 789698.2

IN WITNESS WHEREOF, each of the Parties has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized all as of the day and year first above written.

ADVANCED ACCESSORY HOLDINGS CORPORATION By: /s/ Ronald J. Gardhouse Name: Ronald J. Gardhouse Title: Executive Vice President and Chief Financial Officer
AAS ACQUISITIONS, LLC By: /s/ Ronald J. Gardhouse Name: Ronald J. Gardhouse Title: Executive Vice President and Chief Financial Officer
CHAAS ACQUISITIONS, LLC By: /s/ Ronald J. Gardhouse Name: Ronald J. Gardhouse Title: Executive Vice President and Chief Financial Officer
VALLEY INDUSTRIES, LLC By: /s/ Ronald J. Gardhouse Name: Ronald J. Gardhouse Title: Executive Vice President and Chief Financial Officer
THULE AB By: /s/ John Arney Name: John Arney Title: Director
By: /s/ Eric-Joost Ernst Name: Eric-Joost Ernst Title: Director